UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2013

Date of Report

(Date of earliest event reported)

FUTURE HEALTHCARE OF AMERICA

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5001 Baum Boulevard, Suite 770

Pittsburgh, Pennsylvania 15213

(Address of principal executive offices)

(412) 621-0902

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 13, 2013, Future Healthcare of America, a Wyoming corporation (the “Company”), and Alpha Capital Anstalt (“Alpha”) executed an Extension and Waiver Agreement (the “Waiver Agreement”) by which Alpha waived its right to liquidated damages under Paragraph 2 of the parties’ Registration Rights Agreement, dated August 30, 2013 (the “RRA”), for the Company’s failure to register all of the Registrable Securities (as defined in the RRA) on the Registration Statement on Form S-1 that the Company filed with the Securities and Exchange Commission (the “Commission”) on October 8, 2013 (Commission File No. 333-191622), and amendments thereto (the “Registration Statement”), provided that the Company registers 2,976,980 shares of common stock on the Registration Statement.  Under the Waiver Agreement, the Company agreed to file a registration statement or registration statements for the number of Registrable Securities that exceed the number of shares registered on the above-referenced Registration Statement as expeditiously as possible, subject to compliance with applicable Commission guidelines.  Alpha also agreed to waive liquidated damages for any failure by the Company to file a pre-effective amendment to the Registration Statement in response to the Commission’s comment letter dated November 4, 2013, within 10 calendar days, so long as such amendment is filed on or before November 15, 2013.

Item 9.01  Financial Statements and Exhibits.

 (d)  Exhibits.

Exhibit No.

Description

10

Extension and Waiver Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE HEALTHCARE OF AMERICA,

a Wyoming corporation

Dated:  November 14, 2013

By /s/ Christopher J. Spencer

                                                      Christopher J. Spencer, President